SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):    November 29, 2000
                                                     ---------------------------


                              CAPITOL BANCORP LTD.
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             (Exact name of Registrant as specified in its charter)


    Michigan                      33-24728C                         38-2761672
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(State or other                  (Commission                      (IRS Employer
jurisdiction of                  file number)                     identification
incorporation)                                                        number)


                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933
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                    (address of principal executive offices)


                                 (517) 487-6555
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              (registrant's telephone number, including area code)

                                 Not Applicable
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          (former name or former address, if changed since last report)

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ITEM 9. REGULATION FD DISCLOSURE.

Registrant is reporting the following matter which it considers to be of importance to security holders:

     On November 29, 2000, senior officers of Capitol Bancorp Ltd. made a presentation at U.S. Bancorp Piper Jaffray's November 28-29, 2000 Financial Services Conference held in New York City. The Corporation's presentation was one of several companies featured at the conference.

     Capitol's presentation included a review of its corporate profile. It's regional diversification and bank development strategy were also discussed.

     In discussing its development of DE NOVO banks through coinvestment with local investors in the start-up banks' communities, the concept of Capitol's harvest strategy was reviewed. This strategy involves Capitol offering the minority investors in those banks an opportunity to exchange their bank shares for shares of Capitol, when the bank nears its 36th month of operation and is targeted to reach a 15% return on equity, at an exchange ratio of about 150% of adjusted book value of the banks' shares. Such a transaction is structured as a tax-free exchange and presents a bank investor with a premium of approximately 50% on their original investment (depending on the banks' performance) and at an effective cost to the Corporation of about ten times forward earnings of the subject bank. Of course, any such offer is not an obligation of Capitol and, if made, is subject to the approval of a majority of the minority investors in the respective banks and other contingencies.

     Capitol's bank development strategy, in terms of its emphasis on local bank identity, shared vision, leveraging the efficiencies of consolidated back office resources and product development were also discussed.

     Balance sheet data as of September 30, 2000 and interim operating performance were highlighted. Asset quality, including favorable comparisons to industry-wide statistics, was also reviewed. Revenue growth statistics and industry comparisons were also presented.

     Published consensus earnings per share projections of $1.09 for 2000 and $1.30 for 2001 were compared to actual earnings per share of $.83 in 1999 and management's internal immediate objective of earnings per share growth of 15%. Historical dividends per share and Capitol's stock price performance and comparisons to peer were also presented. Operating leverage data, comparisons of growth in operating revenues and expenses, were also highlighted.

     This presentation concluded with summarizing Capitol's strong revenue and earnings growth, strong level of inside ownership (30%+) whereby management's and shareholders' interests are aligned, geographic diversification of a focused business strategy and compelling stock valuation.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CAPITOL BANCORP LTD.
                                     -------------------------------------------
                                                    (Registrant)


                                     \s\ Joseph D. Reid
                                     -------------------------------------------
                                     Joseph D. Reid, Chairman,
                                     President and Chief Executive Officer

DATED: November 29, 2000
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